EXHIBIT 23

HKCMCPA Company Limited
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China ShouGuan Mining Corporation

We hereby consent to the use in this Annual Report on Form 10-K of our report dated April 13, 2011, relating to the consolidated financial statements of China ShouGuan Mining Corporation as of and for the years ended December 31, 2010 and 2009 and to the reference to our firm under the caption “Experts” in the report.

/s/ HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants

Hong Kong, China

April 13, 2011

9 FLOOR, CHINACHEM HOLLYWOOD CENTER, 1-13 HOLLYWOOD ROAD, CENTRAL HONG KONG

Phone: (852) 2573 2296 Fax: (852) 2384 2022                                                                       http://www.zycpa.us